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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34223, Form S-8 No. 333-60075, Amendment No. 1 to Form S-3 No. 333-56451, and Amendment No. 1 to Form S-3 No. 333-56449) of Alexandria Real Estate Equities, Inc. of our report dated November 13, 1998 with respect to the statement of revenue and certain expenses of 620 Memorial Drive for the year ended December 31, 1997, included in the Form 8-K of Alexandria Real Estate Equities, Inc. dated November 20, 1998.




                                                     /s/ Ernst & Young LLP

Los Angeles, California
November 20, 1998